Exhibit 10.14
XRS CORPORATION
STOCK AWARD AGREEMENT
PURSUANT TO 2007 LONG-TERM INCENTIVE AND STOCK OPTION PLAN
(Outside Director)

THIS STOCK AWARD AGREEMENT (the “Agreement”) is made effective as of _________________________, between XRS Corporation, a Minnesota corporation (the “Company”) and _____________________, who is a nonemployee member of the Board of Directors of the Company (“Director”).
Recitals
1.    The Company desires to afford the Director an opportunity to acquire shares of its common stock, par value $.01 per share (the “Shares”), to carry out the purposes of its 2007 Long-Term Incentive and Stock Option Plan, as amended (the “Plan”), a copy of which has been provided to Director and the terms of which are incorporated by reference herein and shall be considered a part of this Agreement.
2.    The Plan provides that each award is to be evidenced by an agreement, setting forth the terms and conditions of such award.
ACCORDINGLY, in consideration of the premises and of the mutual covenants and agreements contained herein, the Company and the Director hereby agree as follows:
1.    Stock Award. Subject to the terms and provisions of this Agreement and the Plan, the Company hereby grants to Director as of the date hereof a stock award for _______________ (________) Shares (the “Award Shares”). For purposes of Section 16 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, the grant date for the Award Shares shall be the effective date hereof; provided, however, all of Director’s right, title and interest in and to the Award Shares shall be subject to Sections 2 and 3 below.
2.    Vesting of Award Shares. Director’s right, title and interest in and to the Award Shares is and shall be fully vested without restriction upon the date of grant.
3.    No Restriction on Transfer under this Agreement. There is no restriction on transfer of the Award Shares other than the restrictions under applicable securities laws as set forth in Section 7 of this Agreement.
4.    Issuance and Delivery of Certificates for Award Shares. As soon as practicable after the execution hereof, the Company shall issue in Director’s name, and deliver to the Director, a certificate for paid-up, non-assessable Shares for the full number of the Award Shares.

5.    Rights and Restrictions as a Shareholder. Director shall have full voting rights, dividend rights and other rights as a shareholder with respect to all Award Shares.
6.    Withholding. Director shall pay on a timely basis all withholding and/or excise taxes required by law with respect to the Award Shares (collectively, “Withholding Taxes”). The delivery of any Award Shares (or portion thereof, if any) to Director under this Agreement shall be subject to and conditioned upon Director’s payment of all applicable Withholding Taxes. Director hereby authorizes the Company to withhold such Withholding Taxes from any cash compensation payable to Director.
7.    Investment Representations. Unless a registration statement under the Securities Act of 1933, as amended, is in effect with respect to the Award Shares on the date of issuance of the Award Shares, Director will be deemed to have made the following investment representation on the date of issuance:
Director intends to acquire the Award Shares for Director’s own account for investment purposes and not with a view to resale in connection with any distribution thereof. Director has no present intention, and is not a party to any agreement or arrangement, to resell or dispose of any of the Award Shares. Director understands and agrees that the Company has no obligation to register the Award Shares and that the Award Shares will not be registered under the Securities Act of 1933, as amended (the “Act”), or under applicable state securities laws, on the grounds that the Award Shares are being issued in a transaction not involving a public offering and that, consequently, such transaction is exempt from registration under the Act and the state securities laws. Director further understands and agrees that the Award Shares may not be sold, transferred or otherwise disposed of except pursuant to an effective registration statement or appropriate exemption from registration under the foregoing securities acts. Accordingly, Director acknowledges that the Company is not required to recognize any transfer of the Award Shares if such transfer would result in violation of any federal or state law regarding the offering or sale of securities. The Company may place a stop transfer order on its stock records with respect to the Award Shares, and the certificate(s) for the Award Shares may contain substantially the following legend:
“The securities evidenced by this certificate have not been registered either under any applicable federal law and rules or applicable state law and rules. No sale, offer to sell, or transfer of these securities may be made unless a registration statement under the securities Act of 1933, as amended, and any applicable state law with respect to such securities is then in effect or an exemption from the registration requirements of such law is then, in fact, applicable to such securities.”
8.    Legend on Shares. The Company may place a stop transfer order on its stock records with respect to the Award Shares, and the certificate(s) for the Award Shares (or a portion thereof) may contain substantially the following legend:
“The securities evidenced by this certificate were issued to an affiliate of the issuer, and the resale of such securities is subject to the restrictions of Rule 144 under the Securities Act of 1933, as amended, pertaining to shares held by affiliates.”
9.    Expenses. Nothing contained in this Agreement shall be construed to impose any liability on the Company in favor of the Director for any cost, loss or expense the Director may incur in connection with, or arising out of any transaction under, this Agreement.
10.    No Implied Agreements. Nothing in this Agreement shall be construed to constitute or be evidence of an agreement or understanding, express or implied, on the part of the Company to continue the Director in office or in any other positions on any terms or for any specific period of time.
11.    Nontransferability. The rights of the Director under this Agreement shall not be assigned, transferred, pledged or otherwise hypothecated by the Director other than by will or the laws of descent and distribution.
12.    Complete Agreement; Amendment. This Agreement and the Plan, which by this reference is hereby incorporated herein in its entirety, contain the entire agreement between the Company and Director with respect to the transactions contemplated hereby. Any modification of the terms of this Agreement must be in writing and signed by each of the parties.
13.    Governing Law. Any issue related to the formation, execution, performance and interpretation of this Agreement shall be governed by the laws of the State of Minnesota.
14.    Headings. The section and subsection headings used in this Agreement are for convenient reference and are not a part of this Agreement.
XRS CORPORATION                DIRECTOR

By_________________________            ____________________________

Title:_______________________
Name:_______________________

3